UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 10, 2005

MBNA Corporation
(Exact name of registrant as specified in its charter)

Maryland	1-10683	52-1713008
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Wilmington, Delaware	19884-0131
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(800) 362-6255

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement

Amendment to the MBNA Corporation Supplemental Executive Retirement Plan

On August 10, 2005, the Board of Directors of the Corporation adopted an amendment to the Corporation’s Supplemental Executive Retirement Plan (the “SERP”) in response to a new federal law (Internal Revenue Code Section 409A) that affects deferred compensation plans, such as the SERP.

The SERP provides that following a Change of Control (as defined in the SERP), all unpaid benefits payable to SERP participants be paid in the form of a lump sum (at the present value of such unpaid benefits). However, SERP participants may elect in writing to receive (or continue to receive) monthly benefits under the SERP after a Change of Control. The election provision was amended to require that the election be made on or before the earliest of: (i) the date of the Change of Control, (ii) December 31, 2005 (or such other date permitted for a change in payment election under the transitional rules under Code Section 409A) or (iii) such other date that is established by the Administrator of the SERP. The amendment is intended to comply with the requirements for payment elections under Internal Revenue Code Section 409A.

The descriptions set forth in this report of the terms and conditions of the SERP and the amendment to the SERP are qualified in their entirety by reference to the full text of such documents, which are filed as Exhibit 10.3 to the Corporation’s Current Report on Form 8-K filed on February 28, 2005 and Exhibit 10 hereto, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MBNA Corporation

Date: August 15, 2005	/s/	Kenneth A. Vecchione
Kenneth A. Vecchione
Chief Financial Officer